EX-10.11


CONSULTING AGREEMENT  AMENDMENT


Reference is made to that certain Consulting Agreement (the "Agreement")dated September 1,2003 between

DATAMEG CORP., a New York Corporation duly organized under law and having an usual place of business at XXXXXXXXXXXXX, Boston, MA 02113,

Attn: Andrew Benson, President (hereinafter referred to as the "COMPANY")

and THOMAS STROUP of XXXXXXXXXX,  Virginia,
(hereinafter referred to as the "CONSULTANT").

The Company wishes to extend the Agreement as of December 1, 2003 (the "Effective Date") whereby the Consultant will continue to provide specific business and management expertise and direction for the Company upon the terms and conditions contained in this Agreement. NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, accepted and agreed to, the Company and the Consultant hereby agree to amend the Agreement as follows:

1. TERM.

   Commencing as of the Effective Date, and continuing for a period of five (5) months (the "Term").

2. CONSULTING FEE AND OPTIONS.

   (a) Subject to the provisions hereof, during the Term, the Company shall pay Consultant, monthly in arrears, a consulting fee at the monthly rate of Twenty Thousand Dollars ($20,000.00) (the "Consulting Fee").

   (b) In addition to the Consulting Fee, and subject to the terms hereof, the Consultant is hereby granted a Non-Qualified Stock Option Grant to purchase Two Million Five Hundred Thousand (2,500,000) shares of the Company's Common Capital Stock (the "Option") vesting monthly, in arrears, at the rate of Two Hundred Fifty Thousand (250,000) options per month at a strike price of Fourteen ($0.14) Cents per share and otherwise, in accordance with the terms and conditions of the Company's Stock Option Plan (the "Plan") and Stock Option Grant Agreement (the "Grant Agreement").

All other terms and conditions of the Agreement remain unchanged.





DATAMEG CORP.



                                   By:
                                   Andrew Benson, President
                                   Hereunto Duly Authorized
CONSULTANT:



                                   Thomas Stroup